Exhibit 32.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Argonaut Group, Inc. (the “Company”) for the three months ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark E Watson III, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to the § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CERTIFIED this 10th day of May, 2007.

/s/ Mark E. Watson III
Mark E. Watson III
President and Chief Executive Officer